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                                                                     Exhibit 3.5

                          CERTIFICATE OF INCORPORATION
                                       OF
                             SUMMIT CARE CORPORATION

          The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

          FIRST: The name of the corporation (hereinafter the "Corporation") is:

                             SUMMIT CARE CORPORATION

          SECOND: The name and address, including street, number, city and county, of the registered agent of the Corporation in the State of Delaware are:

                    National Registered Agents, Inc.
                    160 Greentree Drive, Suite 101
                    Dover, Kent County, Delaware 19904

          THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one hundred (100) shares. The par value of each such share is $0.01. All such shares are of one class and are shares of Common Stock.

          FIFTH: The name and the mailing address of the incorporator are as follows:

                    Roland Rapp
                    27442 Portola Parkway, Suite 200
                    Foothill Ranch, California 92610

          SIXTH: The Corporation is to have perpetual existence.

          SEVENTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

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          EIGHTH: The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

          NINTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article NINTH. In addition to the other powers expressly granted by statute, the Board of Directors shall have the power to adopt, repeal, alter, amend and rescind the Bylaws of the Corporation.

Dated this 9th day of June, 2005.


                                        /s/ Roland Rapp
                                        ----------------------------------------
                                        Roland Rapp
                                        Incorporator